INDEX TO EXHIBITS

Exhibit
Number


10.1: Employment Agreement, made as of the 10th day of July, 2005, by and between RF Industries, Ltd. and Howard F. Hill.

31.1: Certification  of Chief Executive  Officer  pursuant to Section 302 of the
      Sarbanes-Oxley Act of 2002.

31.2: Certification of Acting Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1: Certification  of Chief Executive  Officer  pursuant to 18 U.S.C.  Section
     1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2: Certification  of Acting  Chief  Financial  Officer  pursuant to 18 U.S.C.
      Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.